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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Whitney Information Network, Inc.
(Name of Registrant as Specified In Its Charter)
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WHITNEY INFORMATION NETWORK, INC.
1612 Cape Coral Parkway, Suite A
Cape Coral, Florida 33902

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2004

To the shareholders of Whitney Information Network, Inc.:

        The Annual Meeting of the shareholders of Whitney Information Network, Inc. will be held at our Training Center located at 1611 Cape Coral Parkway, Cape Coral, Florida 33902, at 10:00 A.M. on July 28, 2004, or at any adjournment or postponement thereof, for the following purposes:

  1.
  To elect five directors of the company.

  2.
  To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All of our shareholders of record as of the close of business on June 11, 2004 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Ronald S. Simon
                      Executive Vice President

June 14, 2004

PROXY STATEMENT

WHITNEY INFORMATION NETWORK, INC.
1612 Cape Coral Parkway, Suite A
Cape Coral, Florida 33902
Telephone: (239) 542-3401

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Whitney Information Network, Inc. (the "Company," "we," or "us"), a Colorado corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on July 28, 2004, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about June 14, 2004. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any other proposed matters.

        Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

        All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

        The close of business on June 11, 2004 has been fixed by our Board of Directors as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 8,561,574 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information with respect to the ownership of our Common Stock as of the record date, by (i) each person who is known by us to own of record or beneficially more than 5% of our Common Stock, (ii) each of our officers and directors and (iii) all officers and directors as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. Shareholdings include shares held by family members and shares issuable under stock options exercisable within 60 days from the date hereof. The addresses of the individuals listed below are in the Company's care at 1612 Cape Coral Parkway, Suite A, Cape Coral, FL 33902.

Name of Owner	Number of Shares	Position	Percent of Class
Russell A. Whitney	6,706,600	Chairman of the Board of Directors and Chief Executive Officer	81.9%
Nicholas S. Maturo	25,000	President and Chief Operating Officer	(1)
Ronald S. Simon	378,125	Executive Vice President, Secretary and Director	3.9%
Charles S. Miller	19,523	Chief Financial Officer	(1)
John F. Kane	206,333	Executive Vice President—Marketing	2.5%
Gonzalo DeRamon	5,000	Director	(1)
Frederick A. Cardin	5,000	Director	(1)
Chester P. Schwartz	5,000	Director	(1)
All officers and directors as a group (8 persons)	7,353,581		85.1%

(1)
Less than 1%

ELECTION OF DIRECTORS

        At the Annual Meeting, our shareholders will elect five directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors and their names and biographical information are set forth below. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as our Board of Directors may recommend.

Name	Age	Position
Russell A. Whitney	48	Chairman of the Board of Directors and Chief Executive Officer
Nicholas S. Maturo	56	President and Chief Operating Officer
Ronald S. Simon	61	Executive Vice President, Secretary and Director
Charles E. Miller	54	Chief Financial Officer
John F. Kane	50	Executive Vice President—Marketing
Gonzalo DeRamon	40	Director
Frederick A. Cardin	58	Director
Chester P. Schwartz	59	Director

        Directors hold office for a period of one year from their election at the annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. Our Audit and Compensation Committees are composed of Messrs. DeRamon and Schwartz and Dr. Cardin, all of whom are independent directors.

        Russell A. Whitney, Chairman of the Board of Directors and Chief Executive Officer.    Mr. Whitney is our founder and has been Chairman and Chief Executive Officer of our company and its predecessors since 1987. He is also Chief Executive Officer and a director of all of our wholly-owned subsidiaries. Mr. Whitney is also an active real estate investor for his own account and has written and published many books on wealth building topics. Mr. Whitney devotes substantially all of his time to our business.

        Nicholas S. Maturo, President and Chief Operating Officer.    Mr. Maturo joined us in September 2002, became our Chief Operating Officer in January 2003 and our President in May 2004. He was the Chief Operating Officer of Food Trader, Inc. from March 2000 to November 2002. From 1981 to January 2000, he held a number of executive positions with Kraft Foods and was Chief Information Officer when he left Kraft.

        Ronald S. Simon, Executive Vice President, Secretary and Director.    Mr. Simon has been a member of our Board of Directors since August 1998. Mr. Simon was a self-employed certified public accountant from 1987 until he joined us as our Chief Financial Officer in June 1998. In June 2002, he was appointed our Executive Vice President and Secretary, and in May 2004, he was replaced by Charles E. Miller as our Chief Financial Officer. Mr. Simon holds a Bachelor of Science degree in accounting from the University of Illinois.

        Charles E. Miller, Chief Financial Officer.    Mr. Miller joined us in June 2002 and became our Chief Financial Officer in May 2004. From 1996 until May 2002, he was the Chief Financial Officer for First Home Builders, a privately-held Florida-based home building company. Mr. Miller is a Certified Public Accountant and an attorney. He graduated in 1971 from Colgate University with a Bachelor of Arts degree and earned a J.D. degree from Albany Law School in 1974.

        John F. Kane, Executive Vice President—Marketing.    Mr. Kane has been the President of Precision Software Services, Inc., one of our wholly-owned subsidiaries since 1993. Precision develops real estate investment and other basic business software and was purchased by us in November 2001. We appointed Mr. Kane our Vice President of Marketing in January 2003 and Executive Vice President of Marketing in May 2004.

        Gonzalo DeRamon, Director, joined us as a director in April 2003. Since May 2000, Mr. DeRamon has been Vice President of Development Banking for the Bank of America, responsible for development of affordable housing in the South Florida market. His responsibilities include negotiating land acquisitions, structuring joint ventures and financings, selecting professional consultants as well as project underwriting through closing. From 1996 to May 2000, Mr. DeRamon was Vice President of Finance and Treasurer for Greater Miami Neighborhoods, where he was responsible for the management of 2,800 multi-family units and over 250 single family units, all located in the Greater Miami, Florida metropolitan area. From 1993 to 1996, he was Comptroller for Greater Miami Neighborhoods, responsible for receiving and distributing institutional and bank funds used to revitalize inner city neighborhoods. Mr. DeRamon received a Bachelor of Science degree in industrial engineering from Santa Domingo Institute of Technology in the Dominican Republic and an MBA in investment and corporate finance from Florida International University.

        Frederick A. Cardin, Director, joined us as a director in April 2003, and since June 1996, has been managing director of Harvard Growth Strategies, a consulting firm which advises clients on business strategies, financing and marketing. Dr. Cardin publishes articles and lectures on such topics as corporate, investment and international finance, strategic planning, financing, entrepreneurship, management, merger and acquisition planning and health care and environmental economics. From 1974 to 1981, he was first a member and then a partner and a director of the Cambridge Research Institute, a strategic planning consulting firm in Cambridge, Massachusetts. At the Cambridge Research Institute he led strategic analyses of the computer and telecommunications industries. In 1985 he founded and acted as Chairman and Chief Executive Officer of O!Deli Corporation, a publicly-traded food franchisor. O!Deli grew to 50 franchisees before its acquisition by Pacific Equities. From 1970 to 1971 he held a faculty appointment in international finance at the Harvard Business School, where he developed cases and teaching materials on speculation, arbitration and hedging in foreign exchanges. Dr. Cardin earned his MBA with distinction and his Doctorate in Finance from the Harvard Graduate School of Business Administration. He earned a Bachelor's degree in economics Summa Cum Laude from Tufts University, where he fulfilled degree requirements in economics, math and astronomy, minoring in physics. In 1968 he was elected to Phi Beta Kappa.

        Chester P. Schwartz, Director, joined us as a director in July 2003. Since 1970 he has been engaged in the private practice of law in Denver, Colorado, specializing in real estate and commercial law. He earned a Bachelor of Science and Juris Doctor degrees from the University of Colorado.

EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning compensation paid to our Chief Executive Officer and others for the calendar years indicated below.

Summary Compensation Table

					Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position				Other Annual Compensation ($)	Restricted Stock Award(s) (#)	Shares Underlying Options ($)	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)
Russell A. Whitney, CEO	2003 2002 2001	400,000 350,000 250,000	275,000 450,000 100,000	— — —	— — —	— 75,000 —	— — —
Richard Brevoort, President(1)	2002 2001	125,000 100,000	50,000 50,000	— —	— —	78,500 —	— —
Nicholas Maturo, President And Chief Operating Officer	2003	180,000	20,000	—	—	45,000	—
Ronald S. Simon, Executive Vice-President	2003 2002 2001	180,000 100,000 55,000	75,000 50,000 25,000	— — —	— — —	50,000 75,000 —
Charles Miller, Chief Financial Officer	2003	120,000	15,000	—	—	10,000	—
John Kane, Executive Vice President	2003	120,000	15,000	—	—	25,000	—

(1)
Mr. Brevoort passed away in September 2002.

        In May, 2003, we entered into a three-year employment agreement with Mr. Whitney which provides for a salary of $400,000 per year, together with bonuses to be granted by the Compensation Committee of our Board of Directors, and customary employee benefits, including health insurance. Bonuses granted by the Board of Directors to Mr. Whitney are expected to be between 50% and 150% of his salary, depending upon our level of profitability. In May, 2003, we also entered into three-year employment agreements with Messrs. Maturo, Simon, Miller and Kane, providing for initial annual salaries of $180,000, $180,000, $120,000 and $120,000, respectively.

        We intend to institute a cash bonus plan which will be administered by the Compensation Committee of our Board of Directors. Under the bonus plan, employees, including all of our executive officers, except our Chief Executive Officer, may receive cash bonuses of up to 50% of their salaries based upon a number of factors, including the meeting or exceeding of internally prepared budgets and forecasts, along with a number of subjective criteria.

        The following table sets forth certain information regarding grants of stock options to Russell A. Whitney, Richard Brevoort, Ronald S. Simon and Nick Maturo, the executive officers who received stock options during the years 2000 through 2003. The fair value of the grants have been estimated utilizing the Black-Scholes option pricing.

	Number of Under- lying Securities Options/SARs Granted During Last 12 Months		% of Total Options/SARs Granted During Last 12 Months	Exercise or Base Price ($/Sh) (weighted average)	Expiration Date	Grant Date Present Value
Russell A. Whitney	35,000	(1)	17%	$3.70	03/2013		$68,823(3)
Richard Brevoort	0	(2)	0%	$—	—	$	—(3)
Nicholas Maturo	45,000		22%	$3.90	04/2013		$88,487(3)
Ronald S. Simon	50,000		25%	$3.70	02/2013		$93,318(3)

(1)
Comprised of options granted to Mr. Whitney's wife and two children all of whom are our employees

(2)
Mr. Brevoort passed away in September 2002

(3)
Our present value computations were based upon the following assumptions: 33.7% volatility, ten year life, risk free rate of return of 4.25% and a 0% dividend yield

        The following table sets forth, on an aggregated basis, each exercise of stock options (or tandem SARs) and freestanding SARs during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options and SARs.

Name	Shares Acquired on Exercise	Value Realized	# of Securities Underlying Unexercised Options/SARs at December 31, 2003	Value of Unexercised In-The- Money Options/SARs at December 31, 2003
Russell A. Whitney	0	0	91,000	$189,140
Richard Brevoort	0	0	268,600	$614,983
Nicholas Maturo	0	0	45,000	$16,500
Ronald S. Simon	0	0	343,000	$699,475

        We have not adopted any retirement, pension or profit sharing plans for the benefit of our officers or directors although we adopted our 1998 Stock Option Plan for the benefit of our officers, directors, employees and consultants. We offer our employees a 401(k) plan, in which we contribute $.50 for each $1.00 invested in the plan, up to 6% of the employee's eligible salary.

Compensation of Directors

        Independent directors receive $10,000 per year serving as members of the Board of Directors. Expenses incurred by our directors in attending Board meetings are reimbursed, and independent directors each receive 5,000 stock options under our 1998 Stock Option Plan upon joining our Board of Directors.

Stock Option Plan

        In 1998 we adopted a stock option plan which provides for the grant of options intended to qualify as "incentive stock options" or "nonqualified stock options" within the meaning of Section 422 of the

United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to employees.

        The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to our employees and to promote the success of our business.

        We have reserved 2,187,500 shares of common stock for issuance under the Plan, which is administered by the compensation committee of our board of directors. Under the Plan, the compensation committee determines which individuals will receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option and the option price. As of December 31, 2003, options to purchase 1,422,250 shares of common stock at exercise prices ranging from $1.75 per share to $4.10 per share were outstanding under the Plan, and 765,250 shares remained available for future option grants. Of these options, 828,800 have been issued to executive officers and directors at exercise prices ranging from $1.81 per share to $3.70 per share.

        The per share exercise price of the common stock subject to options must not be less than the fair market value of the common stock on the date the option is granted. In the case of incentive stock options, the aggregate fair market value, determined as of the date the option is granted, of the common stock that any person may purchase in any calendar year pursuant to the exercise of incentive stock options must not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant. The stock options are subject to anti-dilution provisions in the event of stock splits, stock dividends and the like.

        No incentive stock options are transferable by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option is only exercisable by the optionee. The exercise date of an option granted under the Plan must not be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by us will become available once again for issuance. Shares issued upon exercise of an option rank equally with other shares then outstanding. No options have been exercised under the Plan.

RELATED PARTY TRANSACTIONS

        In 2003, we leased 2,242 square feet of office space at 4818 Coronado Parkway, Cape Coral, Florida 33904 from Russell A. Whitney, our Chairman and Chief Executive Officer, on a monthly basis without a written lease for $2,242 per month. We elected to lease the property on a monthly basis without a written lease as we were uncertain of whether we would continue to use this space, considering we recently purchased our own office building in Cape Coral and may move into additional space in that building when current leases to non-affiliates expire. In 2004 we vacated this space. We currently lease 11,200 square feet of training facilities at 1611-1627 E. Cape Coral Parkway, Cape Coral, Florida 33904 from Mr. Whitney for $9,893 per month on a monthly basis.

        We provide payroll services to Whitney Leadership Group, Inc., a company previously owned and managerially and operationally controlled by Mr. Whitney which we acquired in July 2003. In 2002 we made a short-term advance to Whitney Leadership $232,126 with no interest to fund a Whitney product show, which was repaid in 2002. Whitney Leadership owns the rights to our television real estate infomercials which we use to attract students to our free informational training sessions, a number of our educational books and tapes and one of our course offerings, for which we pay Whitney Leadership $1.00 for each person who registers for our free informational training sessions.

        MRS Equity Corp. provides software products and services to us which we market that allows mortgagees to pay their mortgages every two weeks rather than monthly, thereby reducing mortgage payments over the life of the mortgage and increasing principal reductions. We provide MRS with payroll services. MRS is a wholly-owned subsidiary of Equity Corp. Holdings, Inc., which was previously owned and managerially and operationally controlled by John F. Kane, our Vice President of Marketing and which we acquired in July 2003.

        Precision Software Services, Inc. develops and licenses software to us. Mr. Whitney owned a controlling interest in Precision until we acquired all of its outstanding shares in November 2001 for 333,334 shares of our common stock valued at $1.50 per share.

        Until January 2003, Corporation Company of Nevada, Inc. provided to us trainers for some of our asset protection courses along with formation services for which we were billed. Formation services involved Corporation Company forming legal entities such as corporations and limited liability companies for use by our students. The students used these entities to operate their business in a corporate, partnership, or trust form. Mr. Whitney and Mr. Simon were directors of that company until the fourth quarter of 2001.

        The dollar amount of products we purchased from MRS and Precision Software Services is as follows:

	2003	2002	2001
MRS Equity Corp.	$47,405	$678,325	$720,504
Precision Software Services, Inc.	$0	$0	$371,644

        Fees we paid to Whitney Leadership and Corporation Company are as follows:

	2003	2002	2001
Whitney Leadership Group, Inc.	$88,358	$210,849	$279,313
Corporation Company of Nevada, Inc.	$0	$0	$458,877

        Payroll service fees we received from affiliates are as follows:

	2003	2002	2001
MRS Equity Corp.	$63,204	$145,190	$53,105
Precision Software Services, Inc.	$0	$0	$42,024
Whitney Leadership Group, Inc.	$0	$14,204	$0

        In September 2001, we purchased for $212,500 a 20% interest in Rancho Monterey, S.A., a Panama company organized in May 2001 to develop unimproved real estate in Costa Rica. Prior to our investment, Rancho Monterey was owned by four persons, comprised of three nonaffiliated persons and Mr. Whitney, each of whom owned 25% of Rancho Monterey. We paid the same price for our interest in Rancho Monterey as the other four persons paid. In the summer of 2003, we acquired an additional 10% interest in Rancho Monterey, thus increasing our holdings to 30% of Rancho Monterey through the issuance of $650,000 in debt. We also own 6% of Monterey del Este (a Panama Company organized to develop unimproved real estate in Costa Rica) and a 20% interest in Monterey del Mar (a Panama Company organized to develop an ocean-front boutique hotel on the pacific Coast Rica). Mr. Whitney also indirectly owns 1.4% of Rancho Monterey and 6% of Monterey del Este. Ronald Simon, our Executive Vice President, indirectly owns 1.4% of Rancho Monterey.

        In November 2001 we purchased all of the outstanding common stock of Precision Software Services, Inc. from Mr. Whitney and John F. Kane, who subsequently became one of our executive officers, in exchange for 170,000 shares and 163,324 shares, respectively, of our common stock. Prior to the purchase, Precision developed and licensed educational software for us. Precision continues to develop software for us as a wholly-owned subsidiary.

        In July 2003, we acquired from John F. Kane, our Vice President of Marketing, all of the outstanding shares of Equity Corp. Holdings, Inc., which owns MRS Equity Corp., for a purchase price of $250,000, comprised of $62,500 in cash, 62,500 shares of our common stock valued at $125,000 at closing and $62,500 payable one year from the closing date evidenced by a promissory note bearing interest at 7% per annum. We also agreed to assume and pay a promissory note issued to Mr. Whitney by Equity Corp. on June 1, 2002 in the amount of $4,750,000 payable $1,000,000 each in July 2003 and July 2004 and ten installments of $275,000 payable in January and July beginning in 2005 through 2009. The unpaid balance bears interest at 7% per annum. Equity Corp. incurred this $4,750,000 obligation when it elected to redeem all of Mr. Whitney's stock ownership in Equity Corp., which amounted to 90% of the outstanding stock of Equity Corp., as of June 1, 2002. We paid the promissory note due to Mr. Whitney in full in May 2004.

        In July 2003, we acquired all of the outstanding common stock of Whitney Leadership Group, Inc. from Mr. Whitney and his wife, for a purchase price of $1,200,000, which was paid $300,000 at closing with the remaining $900,000 payable at the rate of $300,000 per year for the following three years. The outstanding balance was evidenced by a promissory note bearing interest at 7% per annum and was paid in full in April 2004.

        From 1999 to 2002 we granted 91,000 stock options to Mr. Whitney's wife and two children, all of whom are employees of our company. Mr. Whitney's wife has been an employee since 1992, his daughter has been an employee since 1995 and his son has been an employee since 2000. We also granted 25,600 stock options to the wife of Mr. Brevoort, a former executive officer. Mrs. Brevoort has been an employee since 1992. All were granted stock options under our employee stock option plan.

        Historically, our Board of Directors has been composed solely of Messrs. Whitney and Simon who are responsible for setting the compensation of all of our executive officers, including Messrs. Whitney and Simon. These two individuals also approved the above described related party transactions with Whitney Leadership and Equity Corp. Holdings prior to our appointment of our three independent directors. However pursuant to the acquisition agreements, we obtained independent fairness opinions for these acquisitions.

        From time to time Mr. Whitney benefits from our students' purchase of residential lots and the construction of homes on lots they acquire in the Cape Coral, Florida area. Lots purchased by students may be sold to them by Mr. Whitney or other lot owners. The purchase price of lots sold by Mr. Whitney is consistent with lot prices sold by others in the Cape Coral area. Mr. Whitney receives a salary from, and owns 25% of the stock of, Gulf Stream Development Group, Inc., a land development and home builder that builds homes for our students and others. We receive a $1,000 fee from Gulf Stream for each house sold by it to one of our students. As we are not in the business of selling land and constructing homes, Mr. Whitney is not, in our view, reducing our revenue or depriving us of a business opportunity as a result of these activities. We have elected not to enter into the business of selling lots to students or building homes for them, as we do not believe the returns in doing so would match our returns in the post-secondary education business. Our decision not to enter either of these businesses was unanimously ratified by a vote of our independent directors.

        In our view, the terms of the transactions described above are no less favorable than could have been obtained from independent third parties. Further, all ongoing and future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that could be obtained from unaffiliated third parties, and all ongoing and future affiliated transactions and any forgiveness of loans will be approved by a majority of the independent and disinterested members of our Board of Directors.

WHITNEY INFORMATION NET INC

	Cumulative Total Return
	3/99	3/00	3/01	3/02	3/03	3/04
WHITNEY INFORMATION NET INC.	100.00	259.13	110.91	156.73	309.09	336.36
RUSSELL 2000	100.00	137.29	116.25	132.51	96.78	158.55
PEER GROUP	100.00	97.79	85.15	99.98	60.83	121.69

CODE OF ETHICS

        Our Board of Directors has adopted a Code of Ethics applicable to all of our employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on our website at www.russwhitney.com.

INDEPENDENT PUBLIC ACCOUNTANTS

        The following table presents fees for professional services rendered by our independent accountants for the audit of our consolidated financial statements for the calendar years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by the independent accountants during those years.

	December 31, 2003	December 31, 2002
Audit Fees	$171,043	$117,856
Tax Fees(1)	$42,000	$27,775
All Other Fees	$15,502	$17,325

(1)
Fees related to services in connection with federal, state and local taxes.

        The current policy of the Audit Committee is to review and approval all proposed audit and non-audit services prior to the engagement of independent accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee's regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level as approved by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2002 and 2003, all audit and non-audit services performed by the Company's independent accountants were approved in advance by the Audit Committee.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

        Any shareholders of record who desire to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices prior to our fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

SHAREHOLDER COMMUNICATIONS

        The Board of Directors of the Company believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board of Directors, either generally or in care of the Chairman of the Board, will be forwarded to members of the Board without screening. Any shareholder communication to the Board of Directors should be addressed in care of the Chairman of the Board and transmitted to the Company's headquarters in Cape Coral, Florida. In order to assure proper handling, the transmittal envelope should include a notation indicating "Board Communication" or "Director Communication." All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified individual directors. The Chairman will circulate all such correspondence to the appropriate directors.

REPORT OF AUDIT COMMITTEE

        The Audit Committee, consisting of our three independent directors, oversees our financial reporting process. A copy of our Audit Committee Charter was included with our August 2002 Proxy Statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed our audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and from us including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four meetings during calendar 2003.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company's independent auditors.

OTHER BUSINESS

        We are not aware of any other matters which are to be presented to the Annual Meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and Proxy Statement are sent by order of the Board of Directors.

                      Ronald S. Simon
                      Executive Vice President
                      June 14, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
WHITNEY INFORMATION NETWORK, INC.
TO BE HELD JULY 28, 2004

        The undersigned hereby appoints Russell A. Whitney as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Whitney Information Network, Inc. held of record by the undersigned on June 11, 2004, at the Annual Meeting of Shareholders to be held July 28, 2004, or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS	FOR the election as a director of all nominees listed below (except as marked to the contrary below). / /	WITHHOLD AUTHORITY to vote for all nominees listed below. / /
NOMINEES:	Russell A. Whitney	Ronald S. Simon	Gonzalo DeRamon	Frederick A. Cardin	Chester P. Schwartz.

INSTRUCTION: To withhold authority to vote for individual nominees, strike through their names, above.

2.    In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder the proxy will be voted for the election of the directors named in Item 1 above.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	, 2004

Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature, if held jointly
PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. / /

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PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 28, 2004
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 28, 2004
VOTING SHARES AND PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
CODE OF ETHICS
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDER COMMUNICATIONS
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS